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                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                      among

                        HIGHLANDS INSURANCE GROUP, INC.,

                           HIGHLANDS ACQUISITION CORP.

                                       and

                          VIK BROTHERS INSURANCE, INC.

                          Dated as of February 13, 1997



================================================================================
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                                                    TABLE OF CONTENTS
                                                   -------------------
                                                                                                           Page
ARTICLE I    DEFINITIONS.....................................................................................2

ARTICLE II   THE MERGER......................................................................................8
             Section 2.1  The Merger.........................................................................8
             Section 2.2  Effective Time.....................................................................9
             Section 2.3  Effects of the Merger..............................................................9
             Section 2.4  Articles of Incorporation.........................................................10
             Section 2.5  By-Laws...........................................................................10
             Section 2.6  Directors.........................................................................10
             Section 2.7  Officers..........................................................................11
             Section 2.8  Closing...........................................................................11

ARTICLE III  CONVERSION OF SHARES; PAYMENTS.................................................................11
             Section 3.1  Conversion of VBI Shares and
                          ACQUISITION CORP Capital Stock....................................................11
             Section 3.2  No Fractional Shares..............................................................12
             Section 3.3  Preferred Stock and Warrant Consideration.........................................12

ARTICLE IV   REPRESENTATIONS AND WARRANTIES BY
             HIG AND ACQUISITION CORP.......................................................................14
             Section 4.1   Organization and Qualifications, etc.............................................14
             Section 4.2   Subsidiaries.....................................................................16
             Section 4.3   Non-Contravention................................................................18
             Section 4.4   Capital Stock....................................................................19
             Section 4.5   Financial Statements.............................................................19
             Section 4.6   Changes.  .......................................................................21
             Section 4.7   Tax Returns and Payments.........................................................22
             Section 4.8   Employee Benefit Plans...........................................................23
             Section 4.9   No Undisclosed Liabilities or Agreements.........................................24
             Section 4.10  Reserves.........................................................................24
             Section 4.11  Litigation.......................................................................24
             Section 4.12  Contracts........................................................................25
             Section 4.13  Dividends........................................................................27
             Section 4.14  Consents and Approvals of Governmental Authorities...............................28
             Section 4.15  Regulatory Filings...............................................................28
             Section 4.16  Compliance with Applicable Law...................................................29
             Section 4.17  Accuracy of Information Furnished................................................30
             Section 4.18  Environmental Matters............................................................30
             Section 4.19  Broker's, Finder's or Similar Fees...............................................33
             Section 4.20  Owned Real Property..............................................................33

ARTICLE V    PRESENTATIONS AND WARRANTIES BY VBI............................................................34

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
             Section 5.1   Organization and Qualifications, etc.............................................34
             Section 5.2   Subsidiaries.....................................................................35
             Section 5.3   Non-Contravention................................................................37
             Section 5.4   Capital Stock....................................................................38
             Section 5.5   Financial Statements.............................................................39
             Section 5.6   Changes..........................................................................40
             Section 5.7   Tax Returns and Payments.........................................................41
             Section 5.8   Employee Benefit Plans...........................................................42
             Section 5.9   No Undisclosed Liabilities or Agreements.........................................43
             Section 5.10  Reserves.........................................................................43
             Section 5.11  Litigation.......................................................................43
             Section 5.12  Contracts........................................................................44
             Section 5.13  Dividends........................................................................47
             Section 5.14  Consents and Approvals of Governmental Authorities...............................47
             Section 5.15  Regulatory Filings...............................................................48
             Section 5.16  Compliance with Applicable Law...................................................49
             Section 5.17  Accuracy of Information Furnished................................................49
             Section 5.18  Environmental Matters............................................................49
             Section 5.19  Broker's, Finder's or Similar Fees...............................................51
             Section 5.20  Owned Real Property..............................................................51

ARTICLE VI   COVENANTS AND AGREEMENTS.......................................................................52
             Section 6.1   Conduct of Business until Effective Time.........................................52
             Section 6.2   Access and Confidentiality.......................................................55
             Section 6.3   Interim Financial Statements and Reports.........................................57
             Section 6.4   Compliance with Conditions Precedent.............................................58
             Section 6.5   Regulatory Filings...............................................................58
             Section 6.6   Stockholder Consent..............................................................58
             Section 6.7   VBI Management Compensation......................................................58
             Section 6.8   Fees and Expenses................................................................58
             Section 6.9   Securities Amendments............................................................59
             Section 6.10  Rule 16b-3.......................................................................60
             Section 6.11  Capital Commitments..............................................................60
             Section 6.12  A.M. Best Communications.........................................................60

ARTICLE VII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VBI.................................................60
             Section 7.1  No Material Adverse Change.  .....................................................60
             Section 7.2  Consents. ........................................................................61
             Section 7.3  Opinion of HIG Counsel............................................................61
             Section 7.4  Representations and Warranties; Obligation........................................61
             Section 7.5  Agreements.  .....................................................................61
             Section 7.6  Securities Amendments.............................................................61

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HIG.................................................62
             Section 8.1  No Material Adverse Change........................................................62

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
             Section 8.2   Opinion of VBI Counsel............................................................62
             Section 8.3   Representations and Warranties; Obligations.......................................63
             Section 8.4   Agreements........................................................................63
             Section 8.5   Dividend Restrictions.  ..........................................................63
             Section 8.6   Reserves.  .......................................................................64
             Section 8.7   New Business and Renewals.........................................................64
             Section 8.8   A.M. Best Rating..................................................................64

ARTICLE IX   GENERAL CONDITIONS PRECEDENT....................................................................64
             Section 9.1   Approvals.........................................................................64
             Section 9.2   Approvals by Stockholders.........................................................65
             Section 9.3   Waiting Period....................................................................65

ARTICLE X    SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................................................65

ARTICLE XI   TERMINATION.....................................................................................66
             Section 11.1  Basis for Termination.............................................................66
             Section 11.2  Written Notice....................................................................68
             Section 11.3  Effect of Termination.............................................................68

ARTICLE XII AMENDMENTS; WAIVER...............................................................................68
             Section 12.1  Amendments........................................................................68
             Section 12.2  Waiver of Compliance..............................................................68

ARTICLE XIII MISCELLANEOUS...................................................................................69
             Section 13.1  Entire Agreement..................................................................69
             Section 13.2  Assignment........................................................................69
             Section 13.3  Notices...........................................................................69
             Section 13.4  Governing Law; Jurisdiction.......................................................70
             Section 13.5  Descriptive Headings..............................................................71
             Section 13.6  Counterparts......................................................................71
             Section 13.7  Severability......................................................................71
             Section 13.8  Third Party Beneficiaries.........................................................71
             Section 13.9  Construction......................................................................72
             Section 13.10 Publicity.........................................................................72
             Section 13.11 Waiver of Jury Trial; Punitive Damages;
                           Prevailing Party's Fees and Expenses..............................................72
             Section 13.12 Violations.  .....................................................................72
             Section 13.13 Break-Up Fee.  ...................................................................73

ARTICLE XIV SPECIAL CONDITIONS...............................................................................74
             Section 14.1  Bank Commitment...................................................................74
             Section 14.2  Security Holder Agreements........................................................74
             Section 14.3  Armco Agreement...................................................................74
             Section 14.4  PMSC Agreement....................................................................75

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                                      -iii-

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 13, 1997, by and among HIGHLANDS INSURANCE GROUP, INC., a Delaware corporation ("HIG"), HIGHLANDS ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of HIG ("ACQUISITION CORP"), and VIK BROTHERS INSURANCE, INC., an Indiana corporation ("VBI").
                  WHEREAS, HIG, ACQUISITION CORP and VBI are parties to an Agreement and Plan of Merger dated as of June 21, 1996 (the "Prior Agreement") and the parties hereto desire to amend the Prior Agreement in certain respects and as so amended to restate the Prior Agreement in its entirety;
                  WHEREAS, each of the Board of Directors of HIG, ACQUISITION CORP and VBI have determined that it is in the mutual best interests of HIG, ACQUISITION CORP, VBI and their shareholders for VBI to enter into this Agreement with HIG and ACQUISITION CORP, providing for the merger of ACQUISITION CORP with and into VBI upon the terms and conditions set forth herein; and
                  WHEREAS, the consummation of the transactions contemplated by this Agreement is subject to, among other things, obtaining the approval of various regulatory authorities.
                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, HIG, ACQUISITION CORP and VBI hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  The terms defined in this Article I, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement.

                  "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act.
                  "Am-Re" means American Re-Insurance Company.

                  "AMV" means Alexander M. Vik.

                  "Armco" means collectively Armco Inc. and Armco Financial Services Corporation.

                  "Armco Contingent Commission" means the liability recorded on VBI's financial statements as of September 30, 1996 as the contingent commission payable by VBI to Armco pursuant to the terms and conditions of the Stock Purchase Agreement.

                  "Business Day" means a day on which national banks doing business in New York City are open for business.

                  "Closing" has the meaning set forth in Section 2.8 of this Agreement.

                  "Closing Date" has the meaning set forth in Section 2.8 of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commonly Controlled Entity" has the meaning of such term as used in Sections 414(b), (c), (m) and (o) of the Code.

                  "Corporation Laws" has the meaning set forth in Section 2.1(a) of this Agreement.

                  "Current Market Price Per Share" on any date means the average of the daily closing prices of the HIG Shares for the twenty consecutive trading days ending three business days prior to the date in question; provided that any HIG Shares sold in any public offering of such HIG Shares which is registered under the Securities Act shall be excluded in determining the Current Market Price Per Share.

                  "Disclosure Letter" means that certain letter dated as of the date hereof among VBI, HIG and ACQUISITION CORP.

                  "Effective Time" has the meaning set forth in Section 2.2 of this Agreement.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA and all other deferred compensation, bonus, other incentive compensation, vacation, severance pay, stock option, stock purchase or other employee benefit plan or any material employee benefit arrangement.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Financial Statements" means the audited and unaudited financial statements referred to in Sections 4.5 and 5.5 of this Agreement.

                  "GAAP" means generally accepted accounting principles, as such principles are applied in the United States as of the date of the applicable Financial Statement or other document with respect to which the term is used.

                  "GAAP Quarterly Statement" means, as of a certain date or for a fiscal quarter ended on a certain date, the consolidated balance sheet of VBI or HIG, as the case may be, and its Subsidiaries as of such date and the consolidated statements of operations, stockholders' equity and cash flows of VBI or HIG, as the case may be, and its Subsidiaries for the quarter ended on such date, including notes thereto.

                  "GMV" means Gustav M. Vik.

                  "HIG Insurance Subsidiary" means an HIG Subsidiary that is also an Insurance Subsidiary.

                  "HIG Series One Preferred Stock" means a newly issued class of preferred stock of HIG with terms as set forth in Schedule 3.4(c) attached hereto.

                  "HIG Shares" means the common stock, par value $.01 per share, of HIG, but shall exclude all common stock of HIG designated as Series B Common Stock.

                  "ING" means ING Capital (U.S.) Corporation.

                  "Insurance Subsidiary" means an HIG Insurance Subsidiary or a VBI Insurance Subsidiary, as the case may be, that is authorized to do business as an insurer.

                  "IP" means Insurance Partners, L.P. and Insurance Partners (Offshore) Bermuda, L.P., collectively.

                  "Knowledge" means, with respect to VBI, HIG or ACQUISITION CORP, as the case may be, the knowledge of such corporation's current officers after having made due inquiry of the appropriate individuals employed by such corporation.

                  "Lien" has the meaning set forth in Section 4.2(a) of this Agreement.

                  "Material Adverse Effect" means a material adverse effect on the assets, results of operations, business, prospects or condition (financial or otherwise) of the named entity and its Subsidiaries, taken as a whole.

                  "Merger" has the meaning set forth in Section 2.1 of this Agreement.

                  "Merger Price" means $21.50 per share.

                  "Northwestern Insurance Subsidiaries" means the Subsidiaries of Northwestern National Holding Company, Inc. that are Insurance Subsidiaries.

                  "Person" (or "persons" as the context may require) means any individual, corporation, partnership, firm, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization, governmental or regulatory body or other entity of whatever nature.

                  "Preferred Stock" means, collectively, the Series One Preferred Stock, the Series Two Preferred Stock, the Series Three Preferred Stock, the Series Four Preferred Stock, the Series Five Preferred Stock, the Series Six Preferred Stock and the Series Seven Preferred Stock.

                  "Quarterly Statement" means, with respect to an Insurance Subsidiary, the quarterly convention statement as of a certain date or for a fiscal quarter ended on such date, prepared in accordance with Statutory Accounting Principles and filed by such Insurance Subsidiary with the insurance department of such Insurance Subsidiary's domiciliary state, including all notes, schedules and exhibits thereto.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Series One Preferred Stock" means VBI's Preferred Shares, Series One, par value $.10 per Share.

                  "Series Two Preferred Stock" means VBI's Preferred Shares, Series Two, par value $.10 per Share.

                  "Series Three Preferred Stock" means VBI's Preferred Shares, Series Three, par value $.10 per share.

                  "Series Four Preferred Stock" means VBI's Preferred Shares, Series Four, par value $.10 per share.

                  "Series Five Preferred Stock" means VBI's Preferred Shares, Series Five, par value $.10 per share.

                  "Series Six Preferred Stock" means VBI's Preferred Shares, Series Six, par value $.10 per share.

                  "Series Seven Preferred Stock" means VBI's Preferred Shares, Series Seven, par value $.10 per share.

                  "Statutory Accounting Principles" means the accounting procedures and practices prescribed or permitted by the department of insurance of the state of domicile of an Insurance Subsidiary and used by that Insurance Subsidiary in the preparation of its Annual Statement.

                  "Statutory Statements" means financial statements prepared using accounting procedures and practices prescribed or permitted by the department of insurance of the state of domicile of an Insurance Subsidiary.

                  "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of August 2, 1994 between VBI and Armco.

                  "Subsidiary" means an HIG Subsidiary (as defined in Section 4.2(d)) or a VBI Subsidiary (as defined in Section 5.2(d)), as the case may be.

                  "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, guarantee fund assessments, sales, use, transfer, withholding, employment, payroll, medicare and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency or other similar person of the United States or any such government; and (b) any interest, fines, penalties, assessments or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute or refund thereof.

                  "Tax Returns" means any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

                  "VBI Insurance Subsidiary" means a VBI Subsidiary that is an Insurance Subsidiary.

                  "VBI Shares" means the common shares, par value $.001 per share, of VBI.

                  "Vik Brothers" means Alexander M. Vik and Gustav M. Vik, collectively.


                                   ARTICLE II
                                   THE MERGER

                  Section 2.1  The Merger.

                  (a) At the Effective Time (as herein defined) and upon the terms and subject to the conditions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Indiana Business Corporation Law (the "BCL," together with the DGCL, the "Corporation Laws"), ACQUISITION CORP shall be merged with and into VBI (the "Merger"). Following the Merger, VBI shall continue as the surviving corporation (the "Surviving Corporation") with a name designated by HIG prior to the Closing Date that does not include the word "Vik" and the separate corporate existence of ACQUISITION CORP shall cease.

                  (b) VBI will take all action necessary in accordance with the BCL, its Articles of Incorporation and its By-laws to obtain the written consent of its shareholders, for the approval and adoption of this Agreement and the transactions contemplated hereby.

                  (c) ACQUISITION CORP shall take all action necessary in accordance with the DGCL, its Certificate of Incorporation and its By-laws to obtain the written consent of its stockholder, for the approval and adoption of this Agreement and the transactions contemplated hereby.

                  (d) HIG agrees to vote all of its shares of capital stock in ACQUISITION CORP in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

                  (e) Each of the Vik Brothers has simultaneously with the execution of this Agreement executed an amended and restated support agreement pursuant to which he has agreed to vote his VBI Shares in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

                  Section 2.2 Effective Time. As promptly as practicable after satisfaction or waiver of all conditions to the Merger set forth in Articles VII, VIII and IX, the parties hereto shall properly execute, and, on the Closing Date, cause articles of merger to be filed with the Secretaries of State of the States of Delaware and Indiana in accordance with and make all other filings or recordings required under the Corporation Laws in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Secretary of States of Delaware and Indiana, or at such later time as is specified in the articles of merger (the "Effective Time").

                  Section 2.3 Effects of the Merger.

                  (a) The Merger shall have the effects set forth in the Corporation Laws. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of VBI and ACQUISITION CORP shall vest in the Surviving Corporation, and all debts, liabilities and duties of VBI and ACQUISITION CORP shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b) If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances or any other acts (collectively "Further Assurances") are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to the assets, properties or rights of VBI or ACQUISITION CORP acquired or to be acquired by reason of, or as a result of the Merger, each of ACQUISITION CORP and VBI agrees that the Surviving Corporation and its officers and directors shall execute and deliver such Further Assurances as are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to such assets, properties or other rights. Each of VBI and ACQUISITION CORP further agree that the officers and directors of the Surviving Corporation are fully authorized in the name of VBI and ACQUISITION CORP to take any and all such action.

                  Section 2.4 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be in the form set forth in Schedule 2.4 hereto.

                  Section 2.5 By-Laws. At the Effective Time and without any other further action on the part of VBI or ACQUISITION CORP, the By-Laws of the Surviving Corporation shall be in the form set forth in Schedule 2.5 hereto and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by law.

                  Section 2.6 Directors. The directors set forth on Schedule 2.6 hereto shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

                  Section 2.7 Officers. The officers set forth on Schedule 2.7 hereto shall be the officers of the Surviving Corporation to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

                  Section 2.8 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 10:00 a.m. local time, on a date within five (5) Business Days after the last of the conditions set forth in this Agreement are fulfilled or waived (subject to applicable law), or at such other time and place and on such other date as HIG and VBI shall agree. The date upon which the Closing shall take place is herein referred to as the "Closing Date."

                                   ARTICLE III
                         CONVERSION OF SHARES; PAYMENTS

                  Section 3.1 Conversion of VBI Shares and ACQUISITION CORP Capital Stock. At the Effective Time, (i) each VBI Share issued or outstanding immediately prior to the Effective Time (including each VBI Share then held in treasury by VBI), shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without payment of any consideration therefor and without any conversion thereof; and (ii) each share of capital stock of ACQUISITION CORP issued or outstanding immediately prior to the Effective Time (including each such share then held in treasury by ACQUISITION
CORP), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

                  Section 3.2 No Fractional Shares. No fractional shares shall be issued by HIG in the Merger. Each stockholder of VBI who otherwise would be entitled to a fractional interest in an HIG Share shall be entitled to an additional HIG Share only if such fractional interest is at least one-half of an HIG Share.

                  Section 3.3 Preferred Stock and Warrant Consideration.

                  (a) At the Effective Time, the shares of Series One Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 132,257 HIG Shares, upon surrender of the certificates formerly representing such shares of Series One Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series One Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series One Preferred Stock was converted.

                  (b) At the Effective Time, the shares of Series Two Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 132,257 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Two Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series Two Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series Two Preferred Stock was converted.

                  (c) At the Effective Time, each share of Series Three Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be converted into the right to receive one share of HIG Series One Preferred Stock, upon surrender of the certificates formerly representing such shares of Series Three Preferred Stock. The rights, preferences and privileges of the HIG Series One Preferred Stock are set forth in Schedule 3.4(c) attached hereto. From and after the Effective Time, each holder of the outstanding certificates representing Series Three Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Series One Preferred Stock into which such holder's Series Three Preferred Stock was converted.

                  (d) At the Effective Time, the shares of Series Four Preferred Stock and Series Five Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 440,856 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Four Preferred Stock and Series Five Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series Four Preferred Stock or Series Five Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series Four Preferred Stock and Series Five Preferred Stock was converted.

                  (e) At the Effective Time, the shares of Series Six Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 302,326 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Six Preferred Stock. From and after the Effective Time, each holder of the outstanding certificates representing Series Six Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series Six Preferred Stock was converted.

                  (f) At the Effective Time, the shares of Series Seven Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 661,283 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Seven Preferred Stock. From and after the Effective

Time, each holder of outstanding certificates representing Series Seven Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series Seven Preferred Stock was converted.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           BY HIG AND ACQUISITION CORP

                  HIG and ACQUISITION CORP represent and warrant to VBI as follows:

                  Section 4.1 Organization and Qualifications, etc. Each of HIG and ACQUISITION CORP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate and other power and all necessary state authorizations to own, lease and operate all of its properties and assets and to carry on its business as each is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which each owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a Material Adverse Effect on HIG or ACQUISITION CORP. Each of ACQUISITION CORP and HIG has all requisite corporate and other power and is duly authorized, subject to compliance with applicable insurance regulatory requirements, to merge pursuant to this Agreement and to enter into the other agreements required to be executed pursuant to this Agreement (the "Other Agreements") and to perform its other obligations hereunder and thereunder. The execution, delivery and performance by HIG and ACQUISITION CORP of this Agreement and each of the Other Agreements, and the consummation by HIG and ACQUISITION CORP of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of HIG or ACQUISITION CORP are necessary to authorize the execution, delivery or performance by HIG or ACQUISITION CORP of this Agreement or the Other Agreements, or the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Other Agreements will be as of the Closing Date, duly and validly executed and delivered by HIG and ACQUISITION CORP. Subject to the satisfaction of the conditions specified in Section 9.1 hereof (and assuming this Agreement constitutes and each of the Other Agreements will constitute, as of the Closing Date, valid and binding obligations of VBI), this Agreement constitutes, and each of the Other Agreements will constitute as of the Closing Date, valid and binding obligations of HIG and ACQUISITION CORP, enforceable against each of them in accordance with its respective terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The copies of each of HIG's and ACQUISITION CORP's Certificate of Incorporation and By-laws which have been delivered by HIG to VBI are complete and correct and in full force and effect at the date hereof.

                  Section 4.2 Subsidiaries.

                  (a) Schedule 4.2(a) to the Disclosure Letter lists all HIG Subsidiaries (as such term is defined in Section 4.2(d)), the jurisdiction of incorporation of each such HIG Subsidiary and each jurisdiction where such HIG Insurance Subsidiary is qualified to do business and licensed to do business as an insurer. Except as indicated on such Schedule 4.2(a), HIG owns, directly or indirectly, all of the securities of each of the HIG Subsidiaries free and clear of all liens, charges, pledges, security interests or other encumbrances (collectively, "Liens") and all capital stock of such HIG Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable.

                  (b) None of the HIG Subsidiaries has any commitment (absolute, contingent or otherwise) to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than HIG or a HIG Subsidiary) any rights to acquire from such HIG Subsidiary, any shares of its capital stock.

                  (c) Each HIG Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate and other power and all necessary authorizations to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a Material Adverse Effect on such HIG Subsidiary. Except as set forth in Schedule 4.2(c) to the Disclosure Letter, each HIG Insurance Subsidiary is licensed to conduct business as an insurer in each jurisdiction where the nature of its business requires such licensing, except in those instances in which the failure to have such license would not have a Material Adverse Effect on such HIG Insurance Subsidiary.

                  (d) As used in this Agreement, the term "HIG Subsidiary" means any corporation or other organization whether incorporated or unincorporated of which HIG and HIG Subsidiaries, separately or together, directly or indirectly, own securities or interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing a similar function with respect to such corporation or other organization; and the term "HIG Significant Subsidiary" means a HIG Subsidiary which is a "Significant Subsidiary" under the definition thereof in Regulation S-X promulgated by the SEC as in effect on the date hereof, except that for this purpose the percentage tests stated in subparagraphs (1), (2) and (3) of paragraph (w) of Rule 1.02 of Regulation S-X shall be 5% instead of 10% as provided in Regulation S-X.

                  Section 4.3 Non-Contravention. Except as set forth in Schedule
4.3 to the Disclosure Letter, the execution, delivery and performance of this Agreement and each of the Other Agreements does not and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles or Certificate of Incorporation or ByLaws of HIG or of any HIG Subsidiary; (b) violate any provision of, or result in the breach or the acceleration of or entitle any party to accelerate (whether with the giving of notice or lapse of time or both) any obligation under, or result in, or give rise to a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under any mortgage, lien, lease, agreement, license or instrument to which HIG or any HIG Subsidiary is a party or by which any of them is bound; (c) result in the creation or imposition of any Liens upon any of the property of HIG or any HIG Subsidiary;
(d) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to HIG, any HIG Subsidiary or ACQUISITION CORP or any of their respective properties or assets; or (e) violate or conflict with any other material restriction of any kind or character to which HIG or any HIG Subsidiary, or the property of any of them, is subject; except for such violations, breaches, defaults, terminations, cancellations, accelerations of obligations, loss of benefits, Liens or conflicts under (b), (c), (d) or (e) which would not have a Material Adverse Effect on HIG or any HIG Significant Subsidiary.

                  Section 4.4 Capital Stock. The authorized capital stock of HIG consists of (a) 50 million shares of common stock, par value $.01 per share (10 million shares of which are designated as Series B Common Stock, none of which shares have been issued), of which as of the date of this Agreement 11,448,370 shares are issued and outstanding and none are held in the treasury of HIG and
(b) 10 million HIG Preferred Shares, $1.00 par value per share, of which no shares are outstanding. HIG has no commitment (absolute, contingent or otherwise) to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any rights to acquire from HIG, any shares of its capital stock other than (i) on the conversion of $62,850,000 principal amount of HIG Convertible Subordinated Debentures at a conversion price of $16.16; (ii) an aggregate of 4,787,778 HIG Shares upon the exercise of the HIG Series A Warrants at $14.69 per Share and the exercise of HIG Series B Warrants at $14.69 (subject to adjustment) per Share; (iii) an aggregate of 227,419 HIG Shares upon the exercise of the HIG Series A-2 Warrants at $14.69 (subject to adjustment) per Share and the exercise of HIG Series B-2 Warrants at $14.69 (subject to adjustment) per Share; and (iv) 486,000 HIG Shares upon the exercise of options granted under the HIG 1995 Stock Option Plan and the HIG 1995 Directors' Stock Plan. Except as set forth on Schedule 4.4 to the Disclosure Letter, there are no existing restrictions imposed by HIG on transfers of any HIG Shares and no covenants to register any such shares under the Securities Act.

                  Section 4.5 Financial Statements.

                  (a) The balance sheets as of December 31, 1995, December 31, 1994 and December 31, 1993 of HIG and the HIG Subsidiaries on a consolidated basis, and the related statements of operations, stockholders' equity and cash flows for the years then ended, examined and reported upon by Arthur Andersen LLP, certified public accountants, copies of which have been heretofore delivered to VBI, have been prepared in accordance with GAAP applied on a consistent basis, and fairly present the financial position of HIG and the HIG Subsidiaries on a consolidated basis, respectively, at such dates and the results of their operations and cash flows for such periods. Except as otherwise shown on such balance sheet (including the notes thereto) or pledged in the ordinary course of business and except as disposed of in the ordinary course of business since that date, HIG or a HIG Subsidiary owns as of December 31, 1995 the properties and assets reflected on the December 31, 1995 consolidated balance sheet, free and clear of any Liens.

                  (b) The unaudited balance sheet as of September 30, 1996, of HIG and the HIG Subsidiaries on a consolidated basis, and the related unaudited statement of operations, stockholders' equity and cash flows for the period then ended, copies of which have been heretofore delivered to VBI, have been prepared in accordance with

GAAP applied on a consistent basis, and fairly present the financial position of HIG and the HIG Subsidiaries on a consolidated basis, respectively, at such date and the results of their operations and cash flows for such period except for
(i) year-end adjustments consisting only of normal recurring accruals and (ii) omissions from the footnotes permitted for unaudited interim financial statements by Regulation S-X promulgated by the SEC under the Securities Act and the Exchange Act.

                  Section 4.6 Changes.

                  (a) Except as listed in Schedule 4.6 to the Disclosure Letter, since December 31, 1995 there has not been:

                      (i) any damage, destruction or other casualty loss with respect to property owned or leased by HIG or any HIG Subsidiary (whether or not covered by insurance) having a Material Adverse Effect on HIG;

                      (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of HIG Shares; or

                      (iii) any increase in compensation to any directors or employees of HIG or any HIG Subsidiary earning more than $100,000 per annum or in the benefits due under any Employee Benefit Plan.

                  (b) Except as listed in Schedule 4.6 to the Disclosure Letter, since September 30, 1996 there has not been:

                      (i) any change in the financial condition or results of operations of HIG and the HIG Subsidiaries taken as a whole from that reflected in the financial statements as of and for the periods ended September 30, 1996 referred to in Section 4.5(b) hereof or any change in the business, assets or prospects of HIG and the

HIG Subsidiaries taken as a whole which would constitute a Material Adverse Effect on HIG; or

                      (ii) any increase in the reserves for insurance policy benefits, losses, claims and expenses carried on the books of HIG or any of the HIG Subsidiaries which is material to the business, financial condition or prospects of HIG and the HIG Subsidiaries taken as a whole.

                  Section 4.7 Tax Returns and Payments. Except as set forth on
Schedule 4.7 to the Disclosure Letter:

                  (a) all federal and all material state, local and foreign Tax Returns of HIG and each HIG Subsidiary required to be filed have been filed and all such Tax Returns are true, correct and complete in all material respects. All Taxes due from or with respect to HIG or any HIG Subsidiary or any of their properties have been paid, except in respect of state, local and foreign Taxes which are immaterial in amount. HIG and each HIG Subsidiary has made all required estimated Tax payments sufficient to avoid any material underpayment penalties. HIG and each HIG Subsidiary has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (b) GAAP applied on a basis consistent with that followed by HIG as of December 31,1994 and for the year then ended do not require any provisions for federal income Taxes or for foreign, state or local Taxes in excess of the amounts provided in the consolidated balance sheet of HIG and the HIG Subsidiaries as of December 31, 1995;

                  (c) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to HIG or any HIG Subsidiary for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the knowledge of HIG, threatened in regard to any Taxes due from or with respect to HIG or any HIG Subsidiary or any Tax Return filed by or with respect to HIG or any HIG Subsidiary;

                  (d) no assessment by any taxing authority in an amount exceeding $100,000 in any case for any additional Taxes has been made or proposed and remains unresolved; and

                  (e) none of HIG or any HIG Subsidiary is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract.

                  Section 4.8 Employee Benefit Plans. Schedule 4.8 to the Disclosure Letter lists each Employee Benefit Plan or other plan maintained for employees of HIG or any HIG Subsidiary (an "HIG Plan") and true and complete copies of each such HIG Plan have heretofore been delivered to VBI. No Person has incurred withdrawal liability to a multi-employer plan within the meaning of
Section 3(37) of ERISA, or has failed to satisfy (or obtained a waiver of or variance from) a minimum funding requirement under Section 412 of the Code or
Section 302 of ERISA, while a Commonly Controlled Entity with respect to HIG. Except as indicated on such Schedule 4.8, each of the HIG Plans covered by ERISA
(a) has been operated in all material respects in accordance with ERISA and applicable law, (b) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA), and (c) has met the requirements for qualified status under Section 401(a) of the Code to the extent such plan is intended to be so qualified. Except as set forth in the Highlands Retiree Medical Program document, and except for the 23 former employees of HIG who were covered by the Halliburton Retiree Plan, neither HIG nor any HIG Subsidiary has made any promise or undertaking, written or oral, to pay any part of the cost of the medical, dental or other health care benefit for its employees after they retire.

                  Section 4.9 No Undisclosed Liabilities or Agreements. Except as disclosed in Schedule 4.9 to the Disclosure Letter or in the Financial Statements referred to in Section 4.5(b) hereof, neither HIG nor any HIG
Subsidiary:

                  (a) has incurred since December 31, 1995 any debts, liabilities or obligations (other than debts, liabilities or obligations reasonably incurred in the ordinary course of business after December 31, 1995); nor

                  (b) has conducted business otherwise than in the ordinary course in any material respect since September 30, 1996.

                  Section 4.10 Reserves. The reserves carried on the books of HIG and the HIG Subsidiaries as of September 30, 1996 for insurance policy benefits, losses, claims and expenses are considered adequate by HIG.

                  Section 4.11 Litigation. Except for (a) routine litigation relating to claims arising under insurance policies issued by any HIG Insurance Subsidiary in the conduct of its insurance business and which are adequately reserved, and (b) the litigation listed on Schedule 4.11 to the Disclosure Letter, (i) there are no material actions, suits or proceedings pending or, to the knowledge of HIG, threatened against HIG or any HIG

Subsidiary before any court, arbitration tribunal or mediator or before or by any governmental department, agency or instrumentality, and neither HIG nor any HIG Subsidiary has received any written communication with respect to any such threatened actions, suits or proceedings and (ii) there are no writs, judgments, decrees, injunctions or similar orders of any governmental department, agency or instrumentality outstanding against HIG or any HIG Subsidiary.

                  Section 4.12 Contracts. Schedule 4.12 to the Disclosure Letter sets forth a list of the following:

                  (a) any collective bargaining agreement or other written agreement of HIG or any HIG Subsidiary with any labor union;

                  (b) any written employment or consulting agreement, contract or commitment between HIG or any HIG Subsidiary and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $50,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of HIG or any HIG Subsidiary or upon any termination of such employment or consulting relationship following a change in control of HIG or any HIG Subsidiary;

                  (c) any agency or representation agreement of HIG or any HIG Subsidiary with any Person which is not terminable by HIG or such HIG Subsidiary without penalty upon not more than one hundred eighty (180) days' notice;

                  (d) any agreement, contract or commitment with any Person containing any covenant limiting the freedom of HIG or any HIG Subsidiary to engage in any line of business or to compete with any Person;

                  (e) any partnership, joint venture or profit sharing agreement (other than insurance policies) of HIG or any HIG Subsidiary with any Person;

                  (f) any agreement, contract, commitment, indenture or other instrument of HIG or any HIG Subsidiary relating to the borrowing of money; or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money, or any other contingent obligation in respect to indebtedness of any other Person, including without limitation any agreement or arrangement relating to the maintenance of compensating balances, any agreement or arrangement with respect to lines of credit, any agreement or arrangement to purchase or repurchase obligations of any other Person, any agreement or arrangement to advance or supply funds to or to invest in any other Person, any agreement or arrangement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered or any guarantee with respect to any lease or other similar periodic payment to be made by any other Person;

                  (g) any lease of HIG or any HIG Subsidiary with annual rental payments aggregating $50,000 or more;

                  (h) any agreement, contract or commitment of HIG or any HIG Subsidiary relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                  (i) any other agreement, contract or commitment (other than pursuant to insurance policies issued by an HIG Insurance Subsidiary or assessments from pools, assigned risk plans or residual market mechanisms) which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to HIG or any HIG Subsidiary of $50,000 or more within any twelve month period commencing after the date hereof;

                  (j) any reinsurance contract of HIG or any HIG Subsidiary entered into since January 1, 1991 pursuant to which premiums ceded thereunder exceed or may reasonably be expected to exceed $1,000,000 (except insofar as any such agreement is solely among HIG and HIG Subsidiaries); or

                  (k) any agreement, contract, commitment or arrangement of HIG or any HIG Subsidiary and any Affiliate of HIG or any HIG Subsidiary.

                  All the contracts, plans and instruments listed on such
Schedule 4.12 are in full force and effect and neither HIG nor any HIG Significant Subsidiary (nor, to the Knowledge of HIG, any other party to any such contract, plan or instrument) has breached any provision of, or is in default in any respect under the terms of, any contract, plan or instrument described in such Schedule 4.12, except for breaches or defaults of such contracts, plans or instruments which would not have a Material Adverse Effect on HIG. No party to any such contract, plan or instrument will have the right to terminate any or all of the provisions of any such contract, plan or instrument as a result of the transactions contemplated by this Agreement.

                  Section 4.13 Dividends. Schedule 4.13 to the Disclosure Letter sets forth as to HIG and each HIG Significant Subsidiary each contractual restriction or limitation on the payment of dividends. Except as set forth on such Schedule and except for limits imposed by state corporation and state insurance laws and regulations, there are no restrictions or limitations with respect to dividends which may be declared and paid by HIG or any HIG Significant Subsidiary.

                  Section 4.14 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement or the Other Agreements and the consummation of the transactions contemplated hereby or thereby as a result of any characteristic of HIG, ACQUISITION CORP or of any of the HIG Significant Subsidiaries or of the nature of its or their businesses or operations, except for (a) requirements of the Securities Act, (b) requirements of the Exchange Act, (c) requirements of any applicable state or foreign securities laws, (d) requirements of any applicable state or foreign insurance or insurance holding company laws or orders, (e) filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (f) filing and recordation of appropriate merger documents as required by the laws of the State of Delaware and the State of Indiana.

                  Section 4.15 Regulatory Filings. Schedule 4.15 to the Disclosure Letter lists (a) all annual statements ("Annual Insurance Statements") which HIG and the HIG Insurance Subsidiaries have filed with or submitted to the insurance regulatory commissions, agencies or authorities of their respective domestic jurisdictions since December 31, 1993 and (b) all reports of examinations issued by such insurance regulatory commissions, agencies or authorities in respect of HIG or any of the HIG Insurance Subsidiaries since December 31, 1993. Except as indicated on such Schedule 4.15,
(i) such filings or submissions were in substantial compliance with applicable law when filed and, as of their respective dates, did not contain any material false statements or misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made;
(ii) no material deficiencies have been asserted to HIG in writing by any such regulatory commission, agency or authority with respect to such filings or submissions; and (iii) neither HIG nor any HIG Insurance Subsidiary has submitted any written response with respect to material comments from regulatory commissions, agencies or authorities concerning such filings, submissions or reports of examination. The Statutory Statements of each of the HIG Insurance Subsidiaries contained in the Annual Insurance Statements for the year ended December 31, 1995 have been prepared in accordance with the required or permitted Statutory Accounting Principles except as expressly set forth or disclosed in the notes, exhibits or schedules thereto (which notes, exhibits and schedules fairly present the data purported to be shown thereby).

                  Section 4.16 Compliance with Applicable Law. Except as disclosed in Section 4.16 to the Disclosure Letter, HIG, ACQUISITION CORP and each of the HIG Subsidiaries are, in the conduct of their businesses, in compliance with all federal, state or local laws, statutes, ordinances and regulations, the failure to comply with which would have a Material Adverse Effect on HIG. HIG has filed with the SEC all forms, reports, documents and registration statements (collectively, the "SEC Reports") required to be so filed by it since January 1, 1994 under the Exchange Act or the Securities Act.

                  Section 4.17 Accuracy of Information Furnished. No representation or warranty by HIG contained in this Agreement or in the Other Agreements, no statement contained in any certificate or other instrument furnished or to be furnished to VBI pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein not misleading.

                  Section 4.18 Environmental Matters.

                  (a) For purposes of this Section 4.18 and Section 5.18:

                      (i) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.
Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

                      (ii) "Hazardous Material" means any substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision or Environmental Law;

                      (iii) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries;

                      (iv) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

                  (b) Except as set forth on Schedule 4.18 to the Disclosure Letter,

                      (i) the operations of HIG and the HIG Subsidiaries have been in compliance with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on HIG;

                      (ii) HIG and the HIG Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws of the continued operations of their respective businesses, except such permits the lack of which would not have a Material Adverse Effect on HIG;

                      (iii) HIG and the HIG Subsidiaries are not subject to any outstanding written orders or material contracts with any governmental department, agency or instrumentality or other Person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                      (iv) HIG and the HIG Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would have a Material Adverse Effect on HIG;

                      (v) to the Knowledge of HIG, neither HIG nor any of the HIG Subsidiaries has any contingent liability in connection with the release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) which would have a Material Adverse Effect on HIG;

                      (vi) the operations of HIG and the HIG Subsidiaries which involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, are and have been conducted in compliance with applicable Environmental Laws, except where the failure so to comply would not have a Material Adverse Effect on HIG;

                      (vii) to the Knowledge of HIG, there is not now on or in any property of HIG or the HIG Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, except in material compliance with applicable Environmental Laws; and

                      (viii) since December 31, 1992 there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted on behalf of HIG in relation to any real property or business now or previously owned, operated, or leased by HIG or a HIG Subsidiary.

                      Section 4.19 Broker's, Finder's or Similar Fees. Except for fees payable to Smith Barney, and other than pursuant to Section 6.8, there are no brokerage commissions, finder's fees or similar fees or commissions payable by HIG in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with HIG or ACQUISITION CORP or any action taken by HIG or ACQUISITION CORP.

                      Section 4.20 Owned Real Property. Schedule 4.20 to the Disclosure Letter contains a true, correct and complete list of all real property owned by HIG or any HIG Subsidiary. HIG or an HIG Subsidiary is the holder of good, indefeasible and marketable fee simple title to such real property free and clear of all Liens, except for such Liens which would not have a Material Adverse Effect on HIG. There are no leases, subleases, tenancies, licenses or other occupancy rights affecting any portion of such real property except as set forth in such Schedule 4.20 to the Disclosure Letter.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES BY VBI

                  VBI represents and warrants to HIG as follows:

                  Section 5.1 Organization and Qualifications, etc. VBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, has the corporate and other power and all necessary state authorizations to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a Material Adverse Effect on VBI. VBI has all requisite corporate and other power and is duly authorized, subject to the approval of the stockholders of VBI and compliance with applicable insurance regulatory requirements to merge pursuant to this Agreement and to enter into the Other Agreements and to perform its other obligations hereunder and thereunder. Other than the approval of the stockholders of VBI which shall have occurred by the Closing Date, the execution, delivery and performance by VBI of this Agreement and each of the Other Agreements, and the consummation by VBI of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of VBI are necessary to authorize the execution, delivery or performance by VBI of this Agreement or the Other Agreements, or the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Other Agreements will be as of the Closing Date, duly and validly executed and delivered by VBI. Subject to the approval of the stockholders of VBI and satisfaction of the conditions specified in Section 9.1 hereof (and assuming this Agreement constitutes and each of the Other Agreements will constitute, as of the Closing Date, valid and binding obligations of HIG), this Agreement constitutes, and each of the Other Agreements will constitute as of the Closing Date, valid and binding obligations of VBI, enforceable against it in accordance with its respective terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The copies of VBI 's Articles of Incorporation and By-laws which have been delivered by VBI to HIG are complete and correct and in full force and effect at the date hereof.

                  Section 5.2 Subsidiaries.

                  (a) Schedule 5.2(a) to the Disclosure Letter lists all VBI Subsidiaries (as such term is defined in Section 5.2(d)), the jurisdiction of incorporation of each such VBI Subsidiary and each jurisdiction where such VBI Insurance Subsidiary is qualified to do business and licensed to do business as an insurer. Except as indicated on such Schedule 5.2(a), VBI owns, directly or indirectly, all of the securities of each of the VBI Subsidiaries free and clear of all Liens and all capital stock of such VBI Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable.

                  (b) None of the VBI Subsidiaries has any commitment (absolute, contingent or otherwise) to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than VBI or a VBI Subsidiary) any rights to acquire from such VBI Subsidiary, any shares of its capital stock.

                  (c) Except as set forth in Schedule 5.2(c) to the Disclosure Letter, each VBI Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate and other power and all necessary authorizations to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a Material Adverse Effect on such VBI Subsidiary. Except as set forth in Schedule 5.2(c) to the Disclosure Letter, each VBI Insurance Subsidiary is licensed to conduct business as an insurer in each jurisdiction where the nature of its business requires such licensing, except in those instances in which the failure to have such license would not have a Material Adverse Effect on such VBI Insurance Subsidiary.

                  (d) As used in this Agreement, the term "VBI Subsidiary" means any corporation or other organization whether incorporated or unincorporated of which VBI and VBI Subsidiaries, separately or together, directly or indirectly, own securities or interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing a similar function with respect to such corporation or other organization; and the term "VBI Significant Subsidiary" means a VBI Subsidiary which is a "Significant Subsidiary" under the definition thereof in Regulation S-X promulgated by the SEC as in effect on the date hereof, except that for this purpose the percentage tests stated in subparagraphs (1), (2) and (3) of paragraph (w) of Rule 1.02 of Regulation S-X shall be 5% instead of 10% as provided in Regulation S-X.

                  Section 5.3 Non-Contravention. Except as set forth in Schedule
5.3 to the Disclosure Letter, the execution, delivery and performance of this Agreement and each of the Other Agreements does not and, the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles or Certificate of Incorporation or ByLaws of VBI or of any VBI Subsidiary, (b) violate any provision of, or result in the breach or the acceleration of or entitle any party to accelerate (whether with the giving of notice or lapse of time or both) any obligation under, or result in, or give rise to a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under any mortgage, lien, lease, agreement, license or instrument to which VBI or any VBI Subsidiary is a party or by which any of them is bound; (c) result in the creation or imposition of any Liens upon any of the property of VBI or any VBI Subsidiary; (d) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to VBI, any VBI Subsidiary or any of their respective properties or assets; or (e) violate or conflict with any other material restriction of any kind or character to which VBI or any VBI Subsidiary, or the property of any of them, is subject; except for such violations, breaches, defaults, terminations, cancellations, accelerations of obligations, loss of benefits, Liens or conflicts under (b), (c), (d) or (e) which would not have a Material Adverse Effect on VBI or any VBI Significant Subsidiary.

                  Section 5.4 Capital Stock. The authorized capital stock of VBI consists of (a) 2 million common shares, par value $.001 per share, of which as of the date of this

Agreement 271,800 are issued and outstanding and none are held in the treasury of VBI and (b) 2 million preferred shares, $.10 par value per share, of which as of the date of this Agreement (i) 1,500 shares have been designated Series One Preferred Stock, of which 1,500 shares are issued and outstanding, (ii) 2,500 shares have been designated Series Two Preferred Stock, of which 1,231 shares are issued and outstanding, (iii) 50,000 shares have been designated Series Three Preferred Stock, of which 21,366 shares are issued and outstanding, (iv) 10,000 shares have been designated Series Four Preferred Stock, of which 10,000 shares are issued and outstanding, (v) 20,000 shares have been designated Series Five Preferred Stock, of which 1,388 shares are issued and outstanding, (vi) 10,000 shares have been designated Series Six Preferred Stock, of which 10,000 shares are issued and outstanding and (vii) 40,000 shares have been designated Series Seven Preferred Stock, of which 19,084 shares are issued and outstanding. VBI has no commitment (absolute, contingent or otherwise) to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any rights to acquire from VBI, any shares of its capital stock other than as set forth in Schedule 5.4 to the Disclosure Letter. Except as set forth on Schedule 5.4 to the Disclosure Letter, there are no existing restrictions imposed by VBI on transfers of any VBI Shares and no covenants to register any such shares under the Securities Act.

                  Section 5.5 Financial Statements.

                  (a) The balance sheets as of December 31, 1995, December 31, 1994 and December 31, 1993 of VBI and the VBI Subsidiaries on a consolidated basis, and the related statements of operations, stockholders' equity and cash flows for the years then ended, examined and reported upon by Ernst & Young, certified public accountants, copies of which have been heretofore delivered to HIG, have been prepared in accordance with GAAP applied on a consistent basis, and fairly present the financial position of VBI and the VBI Subsidiaries on a consolidated basis, respectively, at such dates and the results of their operations and cash flows for such periods. Except as otherwise shown on such balance sheets (including the notes thereto), pledged in the ordinary course of business or listed on
Schedule 5.5 to the Disclosure Letter and except as disposed of in the ordinary course of business since that date, VBI or a VBI Subsidiary owns as of December 31, 1995 the properties and assets reflected on the December 31, 1995 consolidated balance sheet, free and clear of any Liens.

                  (b) The unaudited balance sheet as of September 30, 1996, of VBI and the VBI Subsidiaries on a consolidated basis, and the related unaudited statement of operations, stockholders' equity and cash flows for the period then ended, copies of which have been heretofore delivered to HIG, have been prepared in accordance with GAAP applied on a consistent basis, and fairly present the financial position of VBI and the VBI Subsidiaries on a consolidated basis, respectively, at such date and the results of their operations and cash flows for such period except for (i) year-end adjustments consisting only of normal recurring accruals and (ii) omissions from the footnotes permitted for unaudited interim financial statements by Regulation S-X promulgated by the SEC under the Securities Act and the Exchange Act.

                  Section 5.6 Changes.

                  (a) Except as listed in Schedule 5.6 to the Disclosure Letter, since December 31, 1995 there has not been:

                      (i) any damage, destruction or other casualty loss with respect to property owned or leased by VBI or any VBI Subsidiary (whether or not covered by insurance) having a Material Adverse Effect on VBI;

                      (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of VBI Shares; or

                      (iii) any increase in compensation to any directors or employees of VBI or any VBI Subsidiary earning more than $100,000 per annum or in the benefits due under any Employee Benefit Plan.

                  (b) Except as listed in Schedule 5.6 to the Disclosure Letter, since September 30, 1996 there has not been:

                      (i) any change in the financial condition or results of operations of VBI and the VBI Subsidiaries taken as a whole from that reflected in the financial statements as of and for the periods ended September 30, 1996 referred to in Section 5.5(b) hereof or any change in the business, assets or prospects of VBI and the VBI Subsidiaries taken as a whole which would constitute a Material Adverse Effect on VBI; or

                      (ii) any increase in the reserves for insurance policy benefits, losses, claims and expenses carried on the books of VBI or any of the VBI Subsidiaries which is material to the business, financial condition or prospects of VBI and the VBI Subsidiaries taken as a whole.

                  Section 5.7 Tax Returns and Payments. Except as set forth on
Schedule 5.7 to the Disclosure Letter:

                  (a) all federal and all material state, local and foreign Tax Returns of VBI and each VBI Subsidiary required to be filed have been filed and all such Tax Returns are true, correct and complete in all material respects. All Taxes due from or with respect to VBI or any VBI Subsidiary or any of their properties have been paid, except in respect of state, local and foreign taxes which are immaterial in amount. VBI and each VBI Subsidiary has made all required estimated Tax payments sufficient to avoid any material underpayment penalties. VBI and each VBI Subsidiary has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (b) GAAP applied on a basis consistent with that followed by VBI as of December 31,1994 and for the year then ended do not require any provisions for federal income Taxes or for foreign, state or local Taxes in excess of the amounts provided in the consolidated balance sheet of VBI and the VBI Subsidiaries as of December 31, 1995;

                  (c) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to VBI or any VBI Subsidiary for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority or similar person is pending or, to the knowledge of VBI, threatened in regard to any Taxes due from or with respect to VBI or any VBI Subsidiary or any Tax Return filed by or with respect to VBI or any VBI Subsidiary;

                  (d) no assessment by any taxing authority in an amount exceeding $100,000 in any case for any additional Taxes has been made or proposed and remains unresolved;

                  (e) except as set forth in Schedule 5.12(k) to the Disclosure Letter, none of VBI or any VBI Subsidiary is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract; and

                  (f) VBI is not and has not been during the previous five years a "United States real property holding corporation" within the meaning of
Section 1445(b)(3) of the Code.

                  Section 5.8 Employee Benefit Plans. Schedule 5.8 to the Disclosure Letter lists each Employee Benefit Plan or other plan maintained for employees of VBI or any VBI Subsidiary (a "VBI Plan") and true and complete copies of each such VBI Plan have heretofore been delivered to HIG. Except as set forth in such Schedule 5.8, there are no unfunded accrued benefits under any VBI Plan which is subject to the vesting and funding standards of ERISA, and none of the VBI Plans are multi-employer plans within the meaning of Section 3(37) of ERISA. Except as indicated on such Schedule 5.8, each of the VBI Plans covered by ERISA (a) has been operated in all material respects in accordance with ERISA and applicable law, (b) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA), and (c) has met the minimum funding standards of the Code. No material Reportable Event (within the meaning of the Code) has occurred and is continuing with respect to any VBI Plan.

                  Section 5.9 No Undisclosed Liabilities or Agreements. Except as disclosed in Schedule 5.9 to the Disclosure Letter or in the Financial Statements referred to in Section 5.5(b) hereof, neither VBI nor any VBI
Subsidiary:

                  (a) has incurred since December 31, 1995 any debts, liabilities or obligations (other than debts, liabilities or obligations reasonably incurred in the ordinary course of business after December 31, 1995); nor

                  (b) has conducted business otherwise than in the ordinary course in any material respect since September 30, 1996.

                  Section 5.10 Reserves. Except as disclosed in Schedule 5.10 to the Disclosure Letter, the reserves carried on the books of VBI and the VBI Subsidiaries as of September 30, 1996 for insurance policy benefits, losses, claims and expenses are considered adequate by VBI.

                  Section 5.11 Litigation. Except for (a) routine litigation relating to claims arising under insurance policies issued by any VBI Insurance Subsidiary in the conduct of its insurance business and which are adequately reserved, and (b) the litigation listed on Schedule 5.11 to the Disclosure Letter, (i) there are no material actions, suits or proceedings pending or, to the knowledge of VBI, threatened against VBI or any VBI Subsidiary before any court, arbitration tribunal or mediator or before or by any governmental department, agency or instrumentality and neither VBI nor any VBI Subsidiary has received any written communication with respect to any such threatened actions, suits or proceedings, and (ii) there are no writs, judgments, decrees, injunctions or similar orders of any governmental department, agency or instrumentality outstanding against VBI or any VBI Subsidiary.

                  Section 5.12 Contracts. Schedule 5.12 to the Disclosure Letter sets forth a list of the following:

                  (a) any collective bargaining agreement or other written agreement of VBI or any VBI Subsidiary with any labor union;

                  (b) any written employment or consulting agreement, contract or commitment between VBI or any VBI Subsidiary and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $50,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of VBI or any VBI Subsidiary or upon any termination of such employment or consulting relationship following a change in control of VBI or any VBI Subsidiary;

                  (c) any agency or representation agreement of VBI or any VBI Subsidiary with any Person which is not terminable by VBI or such VBI Subsidiary without penalty upon not more than one hundred eighty (180) days' notice;

                  (d) any agreement, contract or commitment with any Person containing any covenant limiting the freedom of VBI or any VBI Subsidiary to engage in any line of business or to compete with any Person;

                  (e) any partnership, joint venture or profit sharing agreement (other than insurance policies) of VBI or any VBI Subsidiary with any Person;

                  (f) any agreement, contract, commitment, indenture or other instrument of VBI or any VBI Subsidiary relating to the borrowing of money; or the direct or indirect guarantee of any obligation for, or an agreement to survive the repayment of, borrowed money, or any other contingent obligation in respect to indebtedness of any other Person, including without limitation any agreement or arrangement relating to the maintenance of compensating balances, any agreement or arrangement with respect to lines of credit, any agreement or arrangement to purchase or repurchase obligations of any other Person, any agreement or arrangement to advance or supply funds to or to invest in any other Person, any agreement or arrangement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered or any guarantee with respect to any lease or other similar periodic payments to be made by any other Person;

                  (g) any lease of VBI or any VBI Subsidiary with annual rental payments aggregating $50,000 or more;

                  (h) any agreement, contract or commitment of VBI or any VBI Subsidiary relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                  (i) any other agreement, contract or commitment (other than pursuant to insurance policies issued by a VBI Insurance Subsidiary or assessments from pools, assigned risk plans or residual market mechanisms) which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to VBI or any VBI Subsidiary of $50,000 or more within any twelve month period commencing after the date hereof;

                  (j) any reinsurance contract of VBI or any VBI Subsidiary entered into since July 1, 1994 pursuant to which premiums ceded thereunder exceed or may reasonably be expected to exceed $1,000,000 (except insofar as any such agreement is solely among VBI and VBI Subsidiaries); or

                  (k) any agreement, contract, commitment or arrangement of VBI or any VBI Subsidiary and any Affiliate of VBI or any VBI Subsidiary.

                  All the contracts, plans and instruments listed on Schedule
5.12 are in full force and effect and neither VBI nor any VBI Significant Subsidiary (nor, to the Knowledge of VBI, any other party to any such contract, plan or instrument) has breached any provision of, or is in default in any respect under the terms of, any contract, plan or instrument described in such
Schedule 5.12, except for breaches or defaults of such contracts, plans or instruments which would not have a Material Adverse Effect on VBI and those breaches described on Schedule 5.12 to the Disclosure Letter. No party to any such contract, plan or instrument will have the right to terminate any or all of the provisions of any such contract, plan or instrument as a result of the transactions contemplated by this Agreement.

                  Section 5.13 Dividends. Schedule 5.13 to the Disclosure Letter sets forth as to VBI and each VBI Significant Subsidiary each contractual restriction or limitation on the payment of dividends. Except as set forth on such Schedule and except for limits imposed by state corporation and state insurance laws and regulations, there are no restrictions or limitations with respect to dividends which may be declared and paid by VBI or any VBI Significant Subsidiary.

                  Section 5.14 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement or the Other Agreements and the consummation of the transactions contemplated hereby or thereby as a result of any characteristic of VBI or of any of the VBI Significant Subsidiaries or of the nature of its or their businesses or operations, except for (a) requirements of the Securities Act, (b) requirements of the Exchange Act, (c) requirements of any applicable state or foreign securities laws, (d) requirements of any applicable state or foreign insurance or insurance holding company laws or orders, (e) filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (f) filing and recordation of appropriate merger documents as required by the laws of the State of Delaware and the State of Indiana.

                  Section 5.15 Regulatory Filings. Schedule 5.15 to the Disclosure Letter lists (a) all Annual Insurance Statements which VBI and the VBI Insurance Subsidiaries have filed with or submitted to the insurance regulatory commissions, agencies or authorities of their respective domestic jurisdictions since December 31, 1993, and (b) all reports of examinations issued by such insurance regulatory commissions, agencies or authorities in respect of VBI or any of the VBI Insurance Subsidiaries since December 31, 1993. Except as indicated on such Schedule 5.15, (i) such filings or submissions were in substantial compliance with applicable law when filed and, as of their respective dates, did not contain any material false statements or misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made; (ii) no material deficiencies have been asserted to VBI in writing by any such regulatory commission, agency or authority with respect to such filings or submissions; and (iii) neither VBI nor any VBI Insurance Subsidiary has submitted any written response with respect to material comments from regulatory commissions, agencies or authorities concerning such filings, submissions or reports of examination. The Statutory Statements of each of the VBI Insurance Subsidiaries contained in the Annual Insurance Statements for the year ended December 31, 1995 have been prepared in accordance with the required or permitted Statutory Accounting Principles, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto (which notes, exhibits and schedules fairly present the data purported to be shown thereby).

                  Section 5.16 Compliance with Applicable Law. Except as disclosed in Schedule 5.16 to the Disclosure Letter, VBI and each of the VBI Subsidiaries are, in the conduct of their businesses, in compliance with all federal, state or local laws, statutes, ordinances and regulations, the failure to comply with which would have a Material Adverse Effect on VBI.

                  Section 5.17 Accuracy of Information Furnished. No representation or warranty by VBI contained in this Agreement or in the Other Agreements, no statement contained in any certificate or other instrument furnished or to be furnished to HIG pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained therein not misleading.

                  Section 5.18 Environmental Matters. Except as set forth on
Schedule 5.18 to the Disclosure Letter,

                  (a) the operations of VBI and the VBI Subsidiaries have been in compliance with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on VBI;

                  (b) VBI and the VBI Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws of the continued operations of their respective businesses, except such permits the lack of which would not have a Material Adverse Effect on VBI;

                  (c) VBI and the VBI Subsidiaries are not subject to any outstanding written orders or material contracts with any governmental department, agency or instrumentality or other Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                  (d) VBI and the VBI Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would have a Material Adverse Effect on VBI;

                  (e) to the Knowledge of VBI, neither VBI nor any of the VBI Subsidiaries has any contingent liability in connection with the release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) which would have a Material Adverse Effect on VBI;

                  (f) the operations of VBI and the VBI Subsidiaries which involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, are and have been conducted in compliance with applicable Environmental Laws, except where the failure so to comply would not have a Material Adverse Effect on VBI;

                  (g) to the Knowledge of VBI, there is not now on or in any property of VBI or the VBI Subsidiaries any of the following: (i) any underground storage tanks or surface impoundments, (ii) any asbestos-containing materials, or (iii) any polychlorinated biphenyls, except in material compliance with applicable Environmental Laws;

                  (h) since December 31, 1992, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted on behalf of VBI in relation to any real property or business now or previously owned, operated, or leased by VBI or a VBI Subsidiary; and

                  (i) neither VBI nor any VBI Subsidiary is an "Industrial Establishment" as such term is defined in the New Jersey Industrial Site Recovery Act, NJSA sections 13:1K-6 to -11.11 ("ISRA"), and the provisions of ISRA are not applicable to VBI or any VBI Subsidiary. Neither VBI nor any VBI Subsidiary is required to make any filing with or obtain the approval of the New Jersey Department of Environmental Protection and Energy with respect to the transactions contemplated pursuant to this Agreement.

                  Section 5.19 Broker's, Finder's or Similar Fees. Except for the fee payable to Donaldson, Lufkin & Jenrette Securities Corporation pursuant to Section 6.8, there are no brokerage commissions, finder's fees or similar fees or commissions payable by VBI in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with VBI or any action taken by VBI.

                  Section 5.20 Owned Real Property. Schedule 5.20 to the Disclosure Letter contains a true, correct and complete list of all real property owned by VBI or any VBI Subsidiary. VBI or a VBI Subsidiary is the holder of good, indefeasible and marketable fee simple title to such real property free and clear of all Liens, except for such Liens which would not have a Material Adverse Effect on VBI. There are no leases, subleases, tenancies, licenses or other occupancy rights affecting any portion of such real property except as set forth in such Schedule 5.20 to the Disclosure Letter.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

                  Section 6.1 Conduct of Business until Effective Time.

                  (a) From the date of this Agreement until the Effective Time, except with the prior written consent of HIG or as required by this Agreement, VBI will conduct, and will cause the VBI Subsidiaries to conduct, their respective businesses in the usual and ordinary course in substantially the same manner as currently conducted and shall use reasonable efforts to preserve their relations with customers, agents, employees and others having business dealings with VBI or the VBI Subsidiaries. Without limiting the foregoing, VBI:

                      (i) will not

                          (A) declare or pay any dividends other than dividends
on the Preferred Stock provided for in the terms of the Preferred Stock; or

                          (B) effect any stock split, stock dividend,
reclassification or other similar transaction;

                      (ii) will not, and will not permit any VBI Subsidiary to:

                          (A) merge or consolidate with any Person, except that
a Subsidiary may merge or consolidate with another Subsidiary or with VBI;

                          (B) make any acquisition or disposition, or enter into
an agreement to make any acquisition or disposition, of the stock or assets of any Person, which shall involve the expenditure or receipt of more than $1 million (in cash or market value of securities or both), except for portfolio and similar transactions in the ordinary course of investment operations and except that it or a VBI Subsidiary may acquire stock or assets of a VBI Subsidiary;

                          (C) authorize the creation or issuance of or issue,
sell or dispose of, or create any obligation to issue, sell or dispose of, any shares of its capital stock or any securities or obligation convertible into or exchangeable for, any shares of its capital stock except pursuant to existing obligations;

                          (D) enter into or amend any employment contract with
any of its officers, directors or employees earning annual compensation of more than $100,000, adopt or amend any Employee Benefit Plan in any material respect or make any payments, awards or distributions under any Employee Benefit Plan or otherwise not consistent with past practice or custom except (x) as required by a contract in existence on the date hereof and listed in Schedules 5.8 or 5.12; or (y) as necessary to make any Employee Benefit Plan of it listed on Schedules
5.8 or 5.12 meet the requirements of

ERISA to the extent such amendment is described in either such schedule or is approved by HIG; or

                          (E) initiate, solicit, encourage, negotiate, discuss,
consider or entertain (including, without limitation, by way of furnishing information or assistance orally or in writing), or take any other action to facilitate, any inquiries or the making of any proposal that relates to, constitutes, or may be expected to lead to, or for the purpose of evaluating the feasibility or advisability of making, any Acquisition Proposal (as defined below), or enter into, maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or for the purpose of obtaining an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of them to take any such action. As used in this provision, "Acquisition Proposal" shall mean any of the following involving VBI or any VBI Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any material amount of the assets of VBI and the VBI Subsidiaries, taken as a whole, in a single transaction or series of transactions (including, without limitation, by means of any reinsurance or comparable agreement) outside of the ordinary course of business; (iii) any offer for any of the outstanding shares of capital stock of VBI or the filing of any documents under the Securities Act or the Exchange Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided, however, that, unless HIG shall have previously given VBI written notice of its waiver of the condition contained in Section 8.7 of this Agreement, the provisions of this Section 6.1(a)(ii)(E) shall not apply during the period beginning on April 1, 1997 and ending on the earlier of the termination of this Agreement and VBI's receipt of written notice from HIG that it has waived the condition contained in Section
8.7 of this Agreement.

                  (b) From the date of this Agreement until the Effective Time, except with the prior written consent of VBI or as required by this Agreement, each of HIG and ACQUISITION CORP, respectively, will conduct, and will cause the HIG Subsidiaries to conduct, their respective businesses in the usual and ordinary course in substantially the same manner as currently conducted and shall use reasonable efforts to preserve their relations with customers, agents, employees and others having business dealings with HIG or the HIG Subsidiaries. Without limiting the foregoing, HIG and ACQUISITION CORP:

                      (i) will not

                          (A) declare or pay any dividends; or

                          (B) effect any stock split, stock dividend,
reclassification or other similar transaction;

                      (ii) will not, and will not permit any HIG Subsidiary to authorize the creation or issuance of or issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any shares of its capital stock or any securities or obligation convertible into or exchangeable for, any shares of its capital stock, except pursuant to existing obligations.

                  Section 6.2 Access and Confidentiality.

                  (a) From the date of this Agreement to the Effective Time, HIG and VBI each shall afford to the officers and authorized representatives of the other (including, without limitation, counsel, financial advisers and independent accountants) full access to their respective properties, personnel, books and records and those of their respective Subsidiaries in order that each party may have full opportunity to make such investigations as it shall desire to make of the affairs of the other; and the officers of each of HIG and VBI will furnish the other with such additional financial and operating data and other information as to their businesses and properties and those of their Subsidiaries as the other shall from time to time reasonably request, including, without limitation, information for inclusion in applications or statements to be made to any governmental or regulatory body or securities exchange in connection with the transactions contemplated by this Agreement.

                  (b) HIG and VBI each affirm and agree to continue to be subject to the terms and provisions of the letter agreement dated November 27, 1995 between IP and VBI and the letter agreement dated February 28, 1996 between HIG and VBI (the "Confidentiality Agreements"), which agreements shall remain in full force and effect until terminated as provided therein.

                  (c) HIG and VBI each agree (i) to confer, subject to applicable law, on a regular and frequent basis with one or more representatives of the other to report operational matters of materiality and the general status of ongoing operations and (ii) to notify the other of any change or prospective change in the normal course of its or its Subsidiaries' businesses or in the operations of its or its Subsidiaries' properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such change or prospective change, complaint, investigation or hearing would be material to its and its Subsidiaries' businesses or properties taken as a whole.

                  Section 6.3 Interim Financial Statements and Reports.

                  (a) Through the Closing Date, HIG shall provide to VBI as promptly as practicable, but in no event later than 45 days after the end of each quarter, (i) copies of the most recent Quarterly Statements filed by each of the HIG Insurance Subsidiaries which shall present fairly, in all material respects, the statutory financial condition as of the date presented and statutory results of operations for the quarter then ended of such HIG Insurance Subsidiary in conformity with Statutory Accounting Principles applied on a consistent basis, subject to normal year-end adjustments and (ii) copies of the most recent GAAP Quarterly Statements prepared by HIG which shall present fairly, in all material respects, the consolidated financial position as of the date presented and consolidated results of operations and cash flows of HIG and its Subsidiaries for the quarter then ended in accordance with GAAP applied on a consistent basis, subject to normal year-end adjustments.

                  (b) Through the Closing Date, VBI shall provide to HIG as promptly as practicable, but in no event later than 45 days after the end of each quarter, (i) copies of the most recent Quarterly Statements filed by each of the VBI Insurance Subsidiaries which shall present fairly, in all material respects, the statutory financial condition as of the date presented and statutory results of operations for the quarter then ended of such VBI Insurance Subsidiary in conformity with Statutory Accounting Principles applied on a consistent basis, subject to normal year-end adjustments and (ii) copies of the most recent

GAAP Quarterly Statements prepared by VBI which shall present fairly, in all material respects, the consolidated financial position as of the date presented and consolidated results of operations and cash flows of VBI and its Subsidiaries for the quarter then ended in accordance with GAAP applied on a consistent basis, subject to normal year-end adjustments.

                  Section 6.4 Compliance with Conditions Precedent. HIG and VBI will each use its reasonable efforts to cause the conditions precedent to the Merger set forth herein to be fulfilled and to consummate the Merger and all transactions related thereto.

                  Section 6.5 Regulatory Filings. HIG and VBI will each promptly file (and cause its Subsidiaries to file) with applicable regulatory authorities and prosecute diligently the applications and related documents required to be filed by it and its Subsidiaries in order to consummate the transactions contemplated by this Agreement, and each of HIG and VBI shall cooperate (and cause its Subsidiaries to cooperate) with the other as reasonably necessary in connection with the filing and prosecution thereof.

                  Section 6.6 Stockholder Consent. VBI covenants and agrees that its Board of Directors will, as soon as reasonably practicable hereafter, recommend to its stockholders approval of this Agreement and the Merger and solicit written consents from such stockholders for such approval.

                  Section 6.7 VBI Management Compensation. HIG and VBI will cooperate in designing a management compensation package for VBI's senior management which will be effective as of the Effective Time.

                  Section 6.8 Fees and Expenses. All fees to Donaldson, Lufkin & Jenrette Securities Corporation, legal fees to Schnader, Harrison, Segal & Lewis, Debevoise &

Plimpton and Stroock & Stroock & Lavan LLP and accounting fees, and any other reasonable expenses incurred by VBI in connection with this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation at Closing. VBI shall notify HIG of the amount of such fees and expenses no later than five days prior to the Closing Date.

                  Section 6.9 Securities Amendments. Prior to the Closing Date, HIG shall obtain (collectively the "Securities Amendments")

                  (a) amendments to the terms of its outstanding Common Stock Subscription Warrants, Series A, Series B, Series A-2 and Series B-2 to provide that there shall be no adjustment to the number of shares of HIG common stock issuable upon exercise thereof as a result of any Additional Adverse Development (as defined in such warrants);

                  (b) amendments to the terms of its outstanding Common Stock Subscription Warrants, Series B and Series B-2 (collectively the "Series B Warrants") to add a definition for "Change of Control" that is identical to the definition of "Change of Control" in the HIG 10% Convertible Subordinated Debentures due December 31, 2005 (the "Debentures"); and

                  (c) amendments to or waivers of the terms of its outstanding Debentures, Common Stock Subscription Warrants, Series A and Series A-2, and Series B Warrants to specify that the issuance of HIG Shares pursuant to this Agreement shall not constitute a "Change of Control" pursuant to those securities and shall not result in an adjustment to the number of shares of HIG common stock issuable upon exercise thereof or an adjustment to the exercise or conversion price thereof.

                  Section 6.10 Rule 16b-3. Prior to the Closing Date, HIG shall have obtained the approval of its board of directors required by Rule 16b-3(d)(1) under the Exchange Act with respect to the issuance of HIG Shares pursuant to this Agreement.

                  Section 6.11 Capital Commitments. If required by applicable insurance regulatory authorities, HIG shall commit to contribute additional capital to the following VBI Insurance Subsidiaries in an amount not to exceed the following: Pacific National Insurance Company, $5 million; State Capital Insurance Company, $7 million; and LMI Insurance Company, $30 million.

                  Section 6.12 A.M. Best Communications. HIG shall send to VBI copies of all written communications by HIG to A.M. Best, or received by HIG from A.M. Best, with respect to the Merger and the upgrade in the rating of VBI contemplated by Section 8.8.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VBI

                  All obligations of VBI under this Agreement are subject to and shall be conditional upon the satisfaction of each of the following conditions.

                  Section 7.1 No Material Adverse Change. There shall not have been any change (except as set forth in the Disclosure Letter) in the consolidated business, results of operations, financial condition or prospects of HIG and the HIG Subsidiaries taken as a whole at any time between September 30, 1996 and the date of the Closing which would have a Material Adverse Effect on HIG.

                  Section 7.2 Consents. VBI shall have received consents or waivers from such Persons as are necessary for VBI to consummate the transactions contemplated by this Agreement.

                  Section 7.3 Opinion of HIG Counsel. At the Closing, VBI shall have received from Weil, Gotshal & Manges LLP, counsel to HIG, a written opinion reasonably satisfactory to VBI, dated as of the Closing Date, substantially to the effect as set forth in Exhibit A hereto.

                  Section 7.4 Representations and Warranties; Obligation. The representations and warranties of HIG contained in this Agreement shall have been true and correct in all material respects at the date hereof and shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; HIG shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or prior to the Closing Date; and HIG shall have delivered to VBI a certificate, dated as of the date of the Closing Date, of the chief executive officer of HIG to such effect.

                  Section 7.5 Agreements. At the Closing, HIG and IP shall have duly executed and delivered the Stockholders Agreement, attached as Exhibit B hereto, the Registration Rights Agreement, attached as Exhibit C hereto, and the Am-Re Registration Rights Agreement, attached as Exhibit D hereto.

                  Section 7.6 Securities Amendments. On or before the Closing, HIG shall have obtained all of the Securities Amendments.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HIG

                  All obligations of HIG under this Agreement are subject to and shall be conditional upon the satisfaction of each of the following conditions.

                  Section 8.1 No Material Adverse Change. There shall not have been any change (except as set forth in the Disclosure Letter) in the consolidated business, results of operations, financial condition or prospects of VBI and the VBI Subsidiaries taken as a whole at any time between September 30,1996 and the date of the Closing which would have a Material Adverse Effect on VBI; provided, however, that the following shall not be deemed to have a Material Adverse Effect on VBI: (i) the downgrade of VBI's A.M. Best rating to B-, announced on January 21, 1997, (ii) any net costs to VBI in connection with its current dispute with Cat. Limited, so long as such net costs do not materially exceed $1.5 million, and (iii) the financial results of VBI as of December 31, 1996 so long as such results are not materially worse than the projected results at December 31, 1996, a copy of which have previously been provided to HIG by VBI.

                  Section 8.2 Opinion of VBI Counsel. At the Closing, HIG shall have received from Schnader, Harrison, Segal & Lewis, co-counsel to VBI, and, with respect to matters of Indiana law, Johnson, Smith, Fence, Densborn, Wright & Heath, written opinions reasonably satisfactory to HIG, dated as of the Closing Date, substantially to the effect as set forth in Exhibit E hereto, and from Stroock & Stroock & Lavan LLP, co-counsel to VBI, a written opinion reasonably satisfactory to HIG, dated as of the Closing Date, substantially to the effect as set forth in Exhibit F hereto.

                  Section 8.3 Representations and Warranties; Obligations. The representations and warranties of VBI contained in this Agreement shall have been true and correct in all material respects at the date hereof and shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; VBI shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or prior to the Closing Date; and VBI shall have delivered to HIG a certificate, dated as of the Closing Date, of the chief executive officer of VBI to such effect.

                  Section 8.4 Agreements. At the Closing, Erik Martin Vik, The Scandinavia Company, Inc. and Manoeuvre Ltd. shall have duly executed and delivered the Stockholders Agreement, attached as Exhibit B hereto, and, together with AMV, the Registration Rights Agreement, attached as Exhibit C hereto, and Am-Re shall have duly executed and delivered the Am-Re Registration Rights Agreement, attached as Exhibit D hereto.

                  Section 8.5 Dividend Restrictions. On or before the Closing Date, all insurance regulatory issues shall have been resolved to HIG's satisfaction, including the termination or cancellation of any restriction on the ability of VBI or any of VBI's Subsidiaries to pay dividends (except any such limits imposed by state corporation and state insurance law and regulations), provided, however, that HIG shall not be required to contribute more than the following amounts of additional capital to the following Insurance Subsidiaries of VBI in order to secure such termination or cancellation: Pacific National Insurance Company, $5 million, State Capital Insurance Company, $7 million and LMI Insurance Company, $30 million; or, if HIG shall have failed to secure such termination or cancellation, such failure shall not have prevented HIG from obtaining financing for the Merger on terms which are reasonably acceptable to HIG.

                  Section 8.6 Reserves. VBI shall have increased the reserves for loss and loss adjustment expenses (including IBNR and losses from uncollectible reinsurance) set forth on the books and records of its Insurance Subsidiaries by at least $17 million since September 30, 1996.

                  Section 8.7 New Business and Renewals. During the period from February 1, 1997 through the Closing Date, (i) the retention rate of VBI's Insurance Subsidiaries, taken as a whole, for eligible renewals shall be not less than 75% and (ii) new business submissions for VBI's Insurance Subsidiaries, taken as a whole, shall be not less than 60% of the new business submissions for VBI's Insurance Subsidiaries, taken as a whole, for the comparable period in 1996.

                  Section 8.8 A.M. Best Rating. A.M. Best shall have confirmed a rating of B+ for VBI after the Merger based upon the plan, previously delivered by VBI to HIG, presented to A.M. Best.

                                   ARTICLE IX
                          GENERAL CONDITIONS PRECEDENT

                  All obligations of each of VBI and HIG under this Agreement are subject to and shall be conditional upon the satisfaction of each of the following conditions:

                  Section 9.1 Approvals. VBI and HIG and their respective Subsidiaries shall have (a) complied with all regulatory requirements of the applicable regulatory authorities as necessary or desirable to consummate the transactions contemplated by this

Agreement and (b) obtained the consents, waivers or approvals, satisfactory in form and substance to HIG and VBI, as necessary or desirable under the terms of material debt instruments, leases, warrants and other agreements and instruments to consummate the transactions contemplated by this Agreement.

                  Section 9.2 Approvals by Stockholders. The Merger shall have received the requisite approvals of the stockholders of VBI and ACQUISITION CORP under the Corporation Laws.

                  Section 9.3 Waiting Period. The waiting period (including any extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been terminated or shall have expired.

                                    ARTICLE X
                                   SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

                  All representations and warranties of the parties under this Agreement or in any exhibit, schedule, certificate or other document delivered pursuant hereto, shall expire on the Closing Date and shall not survive the Closing Date.

                                   ARTICLE XI
                                   TERMINATION

                  Section 11.1 Basis for Termination. Notwithstanding its approval by the stockholders of VBI and ACQUISITION CORP, this Agreement may be terminated and the Merger provided for herein abandoned, at any time prior to the Effective Time, without the creation of any liability by reason of such act of termination, as follows:

                  (a) By mutual consent evidenced in writing pursuant to authorization of the Board of Directors of VBI and the Board of Directors of HIG.

                  (b) By the Board of Directors of VBI or the Board of Directors of HIG if:

                      (i) any insurance regulatory authority in any state of the United States having jurisdiction over VBI or HIG, or any of their respective Insurance Subsidiaries, or any other governmental agency or authority shall in any order respecting this Agreement or the Merger impose any term or condition
(A) which modifies this Agreement as a whole in any material respect or (B) which will materially and adversely affect the benefits to VBI and its stockholders, if the VBI Board wishes to terminate this Agreement, or to HIG and its stockholders, if the HIG Board wishes to terminate this Agreement, of the transactions contemplated by this Agreement and is therefore unacceptable to such Board;

                      (ii) the Effective Time has not occurred on or before April 30, 1997 or such later date as shall have been agreed to in writing by VBI and HIG;

                      (iii) HIG or ACQUISITION CORP, on the one hand or, VBI, on the other hand, (A) has failed to perform or comply with its obligations and covenants under this Agreement in any material respect or (B) has made a material misrepresentation or breach of warranty in its representations and warranties set forth herein or in any certificate or schedule delivered pursuant hereto; or

                      (iv) there shall be pending, at the Closing Date, any action, proceeding or investigation pending before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United

States, other than any action, proceeding or investigation relating to complying with any regulatory requirement of a regulatory authority referred to in Section 9.1(a) that presents a substantial risk of (A) restraining, enjoining or prohibiting transactions contemplated hereby or (B) obtaining of substantial damages or other relief materially adverse in connection therewith (for purposes of this paragraph (iv), an action, proceeding or investigation may be deemed to be "threatened", if there is a reasonable likelihood that the action, proceeding or investigation will be instituted), or if the transactions contemplated hereby have become inadvisable or impracticable by reason of any order, decree or judgment of any court of competent jurisdiction restraining or prohibiting such transactions or permitting such transactions to proceed on terms or subject to conditions with respect to any significant operation of VBI or HIG or any of their respective Subsidiaries after the Effective Time.

                  Section 11.2 Written Notice. In order to terminate this Agreement pursuant to Section 11.1 hereof, the party or parties so acting shall give written notice thereof to the other parties hereto, specifying the grounds therefor.

                  Section 11.3 Effect of Termination. In the event of the termination of this Agreement pursuant to the foregoing provisions of this
Article XI, the provisions of this Agreement shall become void and have no effect, with no liability on the part of any party, its stockholders, directors or officers in respect thereof; provided, however, that no such termination shall relieve any party hereto from liability for its breach of this Agreement.

                                   ARTICLE XII
                               AMENDMENTS; WAIVER

                  Section 12.1 Amendments. This Agreement may, subject to applicable law, be amended, before or after the meeting of or execution of written consents by the stockholders of VBI and ACQUISITION CORP by written agreement authorized by the Boards of Directors of HIG and VBI hereto.

                  Section 12.2 Waiver of Compliance. Any failure of VBI or HIG to comply with any obligation, covenant or agreement and any condition herein may be expressly waived by the party which is, or whose stockholders are, entitled to the benefits thereof, to the extent permitted under applicable law, in writing by its Chairman of the Board or President or, by written agreement authorized by its Board of Directors. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE XIII
                                  MISCELLANEOUS

                  Section 13.1 Entire Agreement. This Agreement, the exhibits, schedules and other agreements referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                  Section 13.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be negotiable or assignable by any of the parties hereto without the prior written consent of the other parties.

                  Section 13.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given
(i) upon delivery if delivered personally, (ii) upon receipt after mailing by registered or certified mail (return receipt requested), or (iii) upon receipt if sent by an overnight delivery service or sent by facsimile transmission (with confirmation received) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to HIG or ACQUISITION CORP:

                  Highlands Insurance Group, Inc.
                  10370 Richmond Avenue
                  Houston, Texas 77042-4123
                  Attention:  President
                  Telecopy No.: (713) 952-0240

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  700 Louisiana, Suite 1600
                  Houston, Texas 77002
                  Attention:  Steven D. Rubin
                  Telecopy No.: (713) 224-9511

                  If to VBI:

                  Vik Brothers Insurance, Inc.
                  1000 Lenox Drive
                  Lawrenceville, New Jersey 08648-0426
                  Attention:  Stephen J. Greenberg,
                           Executive Vice President and General Counsel
                  Telecopy No.: (609) 219-1774
                  with a copy to:

                  Schnader, Harrison, Segal & Lewis
                  1600 Market Street
                  Suite 3600
                  Philadelphia, Pennsylvania  19103
                  Attention:  Larry P. Laubach, Esquire
                  Telecopy No.: (215) 751-2205

                  Alexander M. Vik
                  Chairman and Chief Executive Officer
                  Vik Brothers Insurance, Inc. and subsidiaries
                  10 Ashton Drive
                  Greenwich, Connecticut  06831
                  Telecopy No: (203) 622-1610

                  Section 13.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. Each of the parties to the Agreement (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts in the county of New Castle of the State of Delaware, (ii) agrees that any action or proceeding shall be brought exclusively in such courts and (iii) agrees that service of process in any such action shall be effective if sent to such party at the address listed in Section 13.3 hereof.

                  Section 13.5 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 13.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  Section 13.8 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and their successors and assigns. There are no third party beneficiaries of or in this Agreement or any of the terms or provisions hereof or any of the rights, privileges, duties, liabilities or obligations created hereby.

                  Section 13.9 Construction. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                  Section 13.10 Publicity. So long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, unless such announcement is required by the provisions of applicable law or regulations or by any governmental entity have jurisdiction over such party.

                  Section 13.11 Waiver of Jury Trial; Punitive Damages; Prevailing Party's Fees and Expenses. HIG, ACQUISITION CORP and VBI each (a) hereby waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and (b) agree to waive any and all rights to request or receive punitive damages in connection with any action or proceeding related to the subject matter of this Agreement. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from any non-prevailing party, any fees or expenses incurred by him or it (including, without limitation, fees and disbursements of such prevailing party's counsel) in connection with any such action or proceeding.

                  Section 13.12 Violations. If VBI violates Section 6.1 of this Agreement as a result of any action taken by either of the Vik Brothers or any action taken by any other person at the express request or direction of either of the Vik Brothers, whether or not such action was authorized by the Board of Directors of VBI, VBI shall pay $5 million to HIG as damages. VBI agrees that such damages are reasonable in light of the facts and circumstances surrounding this transaction and the negotiations pertaining thereto and waives any right to claim such amounts are not reasonable. The parties agree that any actions taken by James Marino, Stephen Greenberg or Stephen Kibblehouse shall not be deemed action taken at the express request or direction of either of the Vik Brothers. If HIG becomes aware of any violation or alleged violation by VBI of this
Section 13.12, HIG
shall promptly notify VBI of such violation or alleged violation, provided that any such notification will not derogate HIG's rights under this Section 13.12. Notwithstanding the provisions of this Section 13.12, HIG shall have such other rights and remedies as specified in this Agreement (including, without limitation, the right to obtain specific performance, injunctive relief, additional monetary damages or otherwise). This Section 13.12 shall survive any termination of this Agreement.

                  Section 13.13 Break-Up Fee. If HIG and ACQUISITION CORP are prepared to consummate the Merger in accordance with the terms of this Agreement and VBI fails to perform its obligations under this Agreement, and within one year of such failure to perform, VBI executes an agreement with respect to any transaction described in items (i), (ii) or (iii) in the definition of Acquisition Proposal in Section 6.1(a)(ii)(E) of this Agreement or issues a public announcement of the type described in item (iv) in such definition, VBI shall pay $5 million to HIG as a break-up fee. Notwithstanding the provisions of this Section 13.13, HIG shall have such other rights and remedies as specified in this Agreement or the Amended and Restated Support Agreement dated the date hereof (including, without limitation, the right to obtain specific performance, injunctive relief, additional monetary damages or otherwise). This Section 13.13 shall survive any termination of this Agreement.

                                   ARTICLE XIV
                               SPECIAL CONDITIONS

                  Section 14.1 Bank Commitment. Within five (5) Business Days after the date of this Agreement, HIG shall have obtained a letter of commitment from a bank



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reasonably acceptable to HIG, a copy of which shall have been delivered to VBI, to provide HIG with a $65 million loan ("Credit Facility") on the Closing Date. If HIG fails to obtain such letter within such five Business Day period, either such party may terminate this Agreement.

                  Section 14.2 Security Holder Agreements. Within five (5) Business Days after the date of this Agreement, VBI and HIG shall have obtained agreements in form and substance reasonably satisfactory to both VBI and HIG from each of the security holders of VBI consenting to this Agreement and the Merger on the terms set forth herein. If VBI and HIG fail to obtain such agreements within such five Business Day period, either such party may terminate this Agreement.

                  Section 14.3 Armco Agreement. Within five (5) Business Days after the date of this Agreement, VBI shall have obtained an agreement in form and substance reasonably satisfactory to both VBI and HIG from Armco, a copy of which shall have been delivered to HIG, providing that the amount of the Armco Contingent Commission shall be reduced to not more than $8.5 million, payable in cash on the Closing Date. If VBI fails to obtain such agreement within such five Business Day period, either such party may terminate this Agreement.

                  Section 14.4 PMSC Agreement. Within five (5) Business Days after the date of this Agreement, VBI shall have obtained an agreement in form and substance reasonably satisfactory to both VBI and HIG from Policy Management Systems Corporation ("PMSC"), a copy of which shall have been delivered to HIG, pursuant to which PMSC shall have agreed to certain changes with respect to the Master Agreement for Data Processing Services dated November 8, 1994 between VBI and PMSC, as



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amended (the "Master Agreement"), including without limitation the termination as of the Closing Date of the personal guaranty of AMV with respect to the Master Agreement. If VBI fails to obtain such agreement within such five Business Day period, either party may terminate this Agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all of the day and year first above written.

                                                 HIGHLANDS INSURANCE GROUP, INC.
Attest


/s/ Michael A. Weberpal                          By: /s/ Richard Haverland
----------------------------                        ----------------------------
                                                     Name: Richard Haverland
                                                     Title: Chairman and CEO

                                                 VIK BROTHERS INSURANCE, INC.
Attest


                                                 By: /s/ Gustav M. Vik
----------------------------                        ----------------------------
                                                     Name: Gustav M. Vik
                                                     Title: President

                                                     HIGHLANDS ACQUISITION CORP.
Attest


/s/ Michael A. Weberpal                          By: /s/ Richard Haverland
----------------------------                        ----------------------------
                                                     Name: Richard Haverland
                                                     Title: Chairman and CEO






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